UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 2, 2008
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California		92606
(Address of principal executive offices)		(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 1.01. Entry into a Material Definitive Agreement.
     On January 2, 2008, Newport Corporation (the “Registrant”) entered into a Loan Agreement with Bank of America, N.A. The Loan Agreement provides for a $5,000,000 revolving line of credit, which bears interest at either the prevailing prime rate, or the prevailing London Interbank Offered Rate plus 1.25%, at the Registrant’s option, carries an unused line fee of 0.25% per year and expires on December 1, 2008. Certain cash equivalents owned by the Registrant and held by the lender collateralize the line of credit. The Loan Agreement supersedes the Business Loan Agreement and associated Promissory Note between the Registrant and Bank of America, N.A. dated September 25, 2002, as amended, which have expired in accordance with their terms.
     The Loan Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement between the Registrant and Bank of America, N.A. dated January 2, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2008	NEWPORT CORPORATION
	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement between the Registrant and Bank of America, N.A. dated January 2, 2008.